UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 26, 2026
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2026, Jerry Morton, Executive Vice President & President, Industrial Powertrain Solutions, informed Regal Rexnord Corporation (the “Company”) of his intention to retire from the Company, effective after the close of business on December 31, 2026 (the “Retirement Date”). During a transitional period beginning June 1, 2026 through the Retirement Date, Mr. Morton will be an Executive Vice President of the Company and will work to ensure a smooth leadership transition to his successor, Mark Klossner, who will begin to serve as Executive Vice President & President, Industrial Powertrain Solutions, effective June 1, 2026. Mr. Klossner joined the Company as part of the acquisition of Altra Industrial Motion Corporation in March 2023 and has most recently served as President of the Couplings and Gearing Divisions.

Mr. Morton will continue to receive his regular base salary and participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) until his Retirement Date and his outstanding equity awards and incentive compensation will continue to be subject to the terms of the applicable Company incentive plans and award agreements.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release dated June 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: June 1, 2026          By: /s/ Molly Johnson
Molly Johnson
Vice President, Associate General Counsel & Assistant Secretary